                                Exhibit 10.24

                                               Confidential Treatment Requested
                                         Under 17 C.F.R. Sections 200.80(b)(4),
                                                             200.83 and 230.406

           *** Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.



                        TARGET DISCOVERY COLLABORATION
                             AND LICENSE AGREEMENT
                                    BETWEEN
                                GENE LOGIC INC.
                                     AND
                    PROCTER & GAMBLE PHARMACEUTICALS, INC.


                           DATED AS OF MAY 27, 1997

                               Table Of Contents

                                                                           Page

1.  DEFINITIONS...........................................................   1
    1.1  "Affiliate"......................................................   1
    1.2  "Agreement Term".................................................   2
    1.3  "Alliance Director"..............................................   2
    1.4  "cDNA"...........................................................   2
    1.5  "cDNA Sequence Analysis".........................................   2
    1.6  "Commercialization Field"........................................   2
    1.7  "Control"........................................................   2
    1.8  "Diagnostic Product".............................................   2
    1.9  "Drug Approval Application"......................................   2
    1.10 "Effective Date".................................................   2
    1.11 "FDA"............................................................   2
    1.12 "Field"..........................................................   2
    1.13 "Further Research and Development"...............................   3
    1.14 "Gene Product"...................................................   3
    1.15 "Gene Target"....................................................   3
    1.16 "Gene Logic Software"............................................   3
    1.17 "Gene Logic Technology"..........................................   3
    1.18 "Heart Failure"..................................................   3
    1.19 "IND"............................................................   3
    1.20 "Invention(s)"...................................................   3
    1.21 "Major Market"...................................................   3
    1.22 "NDA"............................................................   3
    1.23 "Net Sales"......................................................   3
    1.24 "Patent Right(s)"................................................   4
    1.25 "Product"........................................................   4
    1.26 "Protein Product"................................................   4
    1.27 "Regulatory Approval"............................................   4
    1.28 "Research Database"..............................................   5
    1.29 "Research Management Committee" or "RMC".........................   5
    1.30 "Research Plan"..................................................   5
    1.31 "Research Program"...............................................   5
    1.32 "Research Term"..................................................   5
    1.33 "Samples"........................................................   5
    1.34 "Scientific FTE".................................................   5
    1.35 "Stage I"........................................................   5

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                           Page

    1.36 "Stage II"......................................................    5
    1.37 "Therapeutic Product"...........................................    5
    1.38 "Third Party"...................................................    6
    1.39 "Utility".......................................................    6

2.  Research Program.....................................................    6
    2.1  Undertaking and Scope...........................................    6
    2.2  Personnel and Resources.........................................    6
    2.3  Establishment of Link to Research Database......................    6
    2.4  Term of the Research Program....................................    7
    2.5  Selection of Gene Targets.......................................    7
    2.6  Selection of Gene Targets Following Termination of Research
          Term ..........................................................    8

3.  Research Management Committee; Alliance Directors;
     Dispute Resolution...................................................   8
    3.1  Research Management Committee....................................   8
    3.2  RMC Meetings.....................................................   9
    3.3  Alliance Directors...............................................   9
    3.4  Dispute Resolution...............................................   9

4.  Patents, Know-How Rights And Inventions...............................   9
    4.1  Ownership of Inventions..........................................   9
    4.2  Rights to Gene Logic Technology, Gene Logic Software and
          Research Database...............................................   9
    4.3  Rights to Improvements to Gene Logic Technology and Gene
         Logic Software...................................................  10
    4.4  Patent Protection................................................  10
    4.5  Infringement by Third Parties....................................  11
    4.6  Allegations of Infringement by Third Parties.....................  11
    4.7  Independent Efforts..............................................  12

5.  Licenses...............................................................   12
    5.1  Research Database and Software License to P&GP....................   12
    5.2  Licenses to Gene Logic............................................   13
    5.3  Gene Target License to P&GP.......................................   13
    5.4  P&GP [***] .......................................................   13
    5.5  Gene Logic [***] .................................................   14



                                      ii.

                         CONFIDENTIAL TREATMENT REQUESTED

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           Page


6.  Diligence and Gene Target License Termination.........................  14
    6.1  Diligence........................................................  14

7.  Reporting Obligations.................................................  15
    7.1  Information and Reports Concerning the Research Program..........  15
    7.2  Diligence Reports................................................  16

8.  Collaboration Expansion Options.......................................  16

9.  Payments and Royalties................................................  16
    9.1  Research Reimbursement Payments to Gene Logic....................  16
    9.2  Technology Access Payment to P&GP................................  17
    9.3  Gene Target Fees.................................................  17
    9.4  Royalties Payable by P&GP........................................  17
    9.5  Currency of Payment..............................................  18
    9.6  Payment and Reporting............................................  19
    9.7  Records and Audits...............................................  19

10. Milestones............................................................  19
    10.1 Milestones for Therapeutic Products and Protein Products.........  19
    10.2 Milestones for Diagnostic Products...............................  20
    10.3 Payment of Milestones............................................  20

11. Confidentiality and Security..........................................  20
    11.1 Security of Research Database....................................  20
    11.2 Confidentiality..................................................  21
    11.3 Permitted Disclosures............................................  22
    11.4 Publicity........................................................  22
    11.5 Publication......................................................  22

12. Representations And Warranties........................................  23
    12.1 Legal Authority..................................................  23
    12.2 Valid Licenses...................................................  23
    12.3 No Conflicts.....................................................  23
    12.4 Disclaimer.......................................................  23

13. Term; termination.....................................................  24
    13.1 Term.............................................................  24

                                      iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           Page


    13.2 Termination for Breach..........................................    24
    13.3 Effect of Bankruptcy............................................    25
    13.4 Remedies........................................................    25

14. Arbitration...........................................................   25

15. General Provisions....................................................   26
    15.1 Mutual Indemnification...........................................   26
    15.2 Assignment.......................................................   26
    15.3 Change of Control................................................   26
    15.4 Non-Waiver.......................................................   27
    15.5 Governing Law....................................................   28
    15.6 Partial Invalidity...............................................   28
    15.7 Notice...........................................................   28
    15.8 Headings.........................................................   28
    15.9 No Implied Licenses or Warranties................................   29
    15.10 Force Majeure...................................................   29
    15.11 Survival........................................................   29
    15.12 Entire Agreement................................................   29
    15.13 Amendments......................................................   29
    15.14 Independent Contractors.........................................   29
    15.15 Counterparts....................................................   30








                                      iv.

                            TARGET DISCOVERY COLLABORATION
                                AND LICENSE AGREEMENT

    This Target Discovery Collaboration And License Agreement ("Agreement") is made as of May 27, 1997, by and between Gene Logic inc., a Delaware corporation ("Gene Logic"), located at 10150 Old Columbia Road, Columbia, Maryland 21046 and Procter & Gamble Pharmaceuticals, Inc. ("P&GP"), an Ohio corporation, having a place of business at 8700 Mason-Montgomery Road, Mason, Ohio 45040.

                                  Witnesseth:

    Whereas, Gene Logic has developed technologies and know-how with respect to high throughput analysis of gene expression and gene regulation for use in the identification of gene targets and the discovery of pharmaceutical and diagnostic products;

    Whereas, P&GP is a company engaged in the development and commercialization of pharmaceutical and diagnostic products;

    Whereas, P&GP and Gene Logic wish to enter into a collaborative effort directed toward the development of a Research Database (as defined herein) to identify genes associated with the onset and progression of heart failure and ischemic cardiomyopathies (the "Collaboration"); and

    Whereas, the parties intend to use the genes so identified to discover, develop and market human pharmaceutical and diagnostic products.

    Now, Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, Gene Logic and P&GP agree as follows:

    1.     Definitions.

    The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

    1.1 "Affiliate" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question. As used in this definition of "Affiliate," the term "control" shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

                                          1.

    1.2 "Agreement Term" shall mean the period from the Effective Date until, with respect to each Product, the expiration of the last royalty obligation owed by P&GP to Gene Logic with respect to such Product, or until this Agreement is otherwise terminated pursuant to its terms.

    1.3    "Alliance Director" shall have the meaning set forth in Section 3.3.

    1.4 "cDNA" shall mean a DNA copy of a mRNA, including, without limitation, all cDNA clones and cDNA templates derived from a given gene transcript and its corresponding coding sequence, including the full length sequence.

    1.5 "cDNA Sequence Analysis" shall mean all sequence information from all cDNA templates derived from the same gene within a given cDNA library.

    1.6 "Commercialization Field" shall mean the development or commercialization of Products for the prevention, treatment or diagnosis of Heart Failure and ischemic cardiomyopathies in humans and other animals.

    1.7 "Control" shall mean possession of the ability to grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

    1.8 "Diagnostic Product" shall mean any product or service or combination thereof used for the diagnosis, prognosis and/or monitoring of progression of any disease or disorder in humans and other animals which is developed utilizing, or is comprised of, any Gene Target or which incorporates any Gene Target DNA or RNA sequence, other than a Protein Product.

    1.9 "Drug Approval Application" shall mean an application for Regulatory Approval required before commercial sale or use of a Product.

    1.10 "Effective Date" shall mean the date of this Agreement first written above.

    1.11   "FDA" shall mean the United States Food and Drug Administration.

    1.12 "Field" shall mean research, discovery and characterization of genes associated with the onset and progression of Heart Failure and ischemic cardiomyopathies through the application of bioinformatics and genomic technologies to analyze Samples, and the use of such genes for the development of Products. As used herein, the term "genomic technologies" shall mean, without limitation, technologies for the analysis of gene expression and gene regulation, hybridization array techniques, high speed sequencing and generation of expressed sequence tags.

                                          2.

    1.13 "Further Research and Development" shall have the meaning set forth in Section 2.5.

    1.14 "Gene Product" shall mean all partial cDNAs, DNAs, genes, full length cDNAs corresponding thereto and proteins encoded therefrom.

    1.15   "Gene Target" shall have the meaning set forth in Section 2.5.

    1.16 "Gene Logic Software" shall mean Gene Logic's software programs for the analysis of gene expression and gene regulation and the identification and prioritization of gene targets, including all software programs and analysis tools that are Controlled by Gene Logic as of the Effective Date or during the Research Term.

    1.17 "Gene Logic Technology" shall mean (i) all discoveries, inventions, information, data, know-how, trade secrets and materials (whether or not patentable) that are Controlled by Gene Logic as of the Effective Date or during the Research Term, including without limitation, the Research Database, Gene Logic's READS-TM- and MUST-TM- technologies and its Gene Express-TM- database and (ii) all intellectual property rights of Gene Logic covering the foregoing.

    1.18 "Heart Failure" shall mean the inability of the heart to maintain a circulation sufficient to meet the needs of the body.

    1.19 "IND" shall mean an Investigational New Drug Application to the FDA to commence human clinical testing of a Product, as defined by the FDA, or the equivalent application in any other Major Market.

    1.20   "Invention(s)" shall have the meaning set forth in Section 4.1.

    1.21 "Major Market" shall mean the European Union or any one or more of the following countries: the United States, Canada, United Kingdom, France, Germany, Italy or Japan.

    1.22 "NDA" shall mean a New Drug Application or Product License Application, as appropriate, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Products which are necessary for or included in FDA approval to market a Product, or the equivalent application in any other Major Market.

    1.23 "Net Sales" shall mean the gross invoices delivered by P&GP or its Affiliates or sublicensees, as appropriate, for the sale of a Product, less the following deductions:

                                          3.

           (1) Prompt payment or other trade or quantity discounts actually allowed and taken in such amounts as are customary in the trade;

           (2) Amounts repaid or credited by reason of timely rejections or returns;

           (3) Any sales or value-added taxes or any other taxes measured by the amount of sales or gross receipts due on the sale of a Product; and

           (4) Allowances for bad debt to the extent such amounts were previously invoiced and included in Net Sales for royalty purposes and were subsequently actually written off by P&GP; and

           (5) Rebates or discounts actually allowed and taken by government or other health care organizations, national or other health insurance schemes, Medicare and Medicaid and the like, state-based or other formularies and managed care organizations and discounts actually allowed and taken for special purchases made by hospitals or clinics.

    Notwithstanding the foregoing, amounts received by such party or its Affiliates for the sale of Products among such party and its Affiliates whether for their internal use or for resale or other disposition will not be included in the computation of Net Sales hereunder.

    1.24 "Patent Right(s)" shall mean, with respect to Gene Logic or P&GP, all United States and foreign patents (including all reissues, extensions, confirmations, registrations, re-examinations, and inventor's certificates) and patent applications (including, without limitation, all substitutions, continuations, continuations-in-part and divisionals thereof) owned or Controlled by Gene Logic or P&GP at any time during the Agreement Term.

    1.25 "Product" shall mean a Therapeutic Product, Protein Product, or Diagnostic Product, as applicable.

    1.26 "Protein Product" shall mean any product for the prevention or treatment of any disease or disorder in humans and other animals which incorporates a protein or peptide (excluding peptides discovered through screening of Gene Targets) encoded by the full, partial or mutated RNA or DNA sequence corresponding to a Gene Target RNA or DNA sequence, in any dosage form for delivery by any route of administration.

    1.27 "Regulatory Approval" shall mean (i) approval of an NDA or comparable applicable filing by the FDA permitting commercial sale of a Product and (ii) any comparable approval permitting commercial sale of a Product granted by applicable authorities in any other Major Market.

                                          4.

    1.28 "Research Database" shall mean the database created by Gene Logic using the Gene Logic Technology pursuant to the Research Plan. The Research Database shall contain data derived from experiments conducted with respect to the Gene Products identified by Gene Logic pursuant to the Research Program, including all derivative materials of the Samples and all cDNA sequences, partial cDNAs and their corresponding full-length cDNAs and cDNA Sequence Analysis.

    1.29 "Research Management Committee" or "RMC" shall have the meaning set forth in Section 3.1.

    1.30   "Research Plan" shall have the meaning set forth in Section 2.1.

    1.31 "Research Program" shall mean that program of research performed by the parties in the Field pursuant to Section 2.

    1.32 "Research Term" shall mean the period commencing on the Effective Date and ending upon the last day of Stage II, subject to extension or earlier termination as set forth herein.

    1.33 "Samples" shall mean tissue samples supplied by P&GP to Gene Logic for analyses pursuant to the Research Plan.

    1.34 "Scientific FTE" shall mean the equivalent of a full-time researcher's or program manager's work time expended on activities pursuant to the Research Plan over a 12 month period (including normal vacations, sick days and holidays).

    1.35 "Stage I" shall mean the initial phase of the Research Program and shall commence as of the Effective Date and extend until the earlier of (i) the completion by Gene Logic of the [***] analysis of [***], or (ii) [***] from the Effective Date.

    1.36 "Stage II" shall mean the second phase of the Research Program, commencing on the day following the last day of Stage I and extending until the [***] anniversary thereof. Stage II may be extended upon mutual agreement of the parties, as provided in Section 2.4(a).

    1.37 "Therapeutic Product" shall mean any product for the prevention or treatment of any disease or disorder in humans and other animals in any dosage form by any route of administration, which product incorporates as an active ingredient a molecule, compound or other agent that (a) is discovered utilizing, in whole or in part, a Gene Target, whether or not during the Research Term, or
(b) was identified prior to the Effective Date but the utility of which is discovered utilizing, in whole or in part, a Gene Target, whether or not during the Research Term, excluding any Diagnostic Product and

                                          5.

                           CONFIDENTIAL TREATMENT REQUESTED
any Protein Product. For example, "Therapeutic Product" expressly includes any gene therapy product or antisense product which consists of any full, partial or mutated RNA or DNA sequence corresponding to, or complementary to a Gene Target RNA or DNA sequence (a "Biological Therapeutic Product").

    1.38 "Third Party" shall mean any party other than P&GP or Gene Logic or an Affiliate of either of them.

    1.39 "Utility" of a target shall mean when the complete cDNA sequence is available and the corresponding clone is characterized; the recombinant protein corresponding to the cDNA has been expressed and is purified; and manipulation of the expression or activity of the molecular target modulates heart function in an animal model.

    2.     Research Program.

    2.1 Undertaking and Scope. During the first 30 days after the Effective Date, the parties shall work together to develop a plan for the creation and use of the Research Database (a "Research Plan") by the parties. The Research Management Committee will review and approve or modify the general direction of such Research Plan. The Research Plan shall include such correspondence and other material of the parties documenting the parties' work to create the Research Database. At least 90 days before each anniversary of the Effective Date during the Research Term, the parties shall propose to the RMC a Research Plan for the subsequent year's work under the Research Program. The RMC shall review, modify, if appropriate, and amend the Research Plan. Each party agrees to use all reasonable efforts to perform the activities detailed in the Research Plan, in a professional and timely manner.

    2.2 Personnel and Resources. During the Research Term, each party agrees to commit the personnel, consultants, facilities, expertise, technology and other resources necessary to perform its obligations under the Research Plan. During Stage I of the Research Term, Gene Logic shall commit no fewer than [***] Scientific FTEs. During Stage II of the Research Term, P&GP and Gene Logic will each maintain the number of Scientific FTEs devoted to cooperative work as are required under the Research Plan; provided that such research support at Gene Logic shall not be fewer than [***] Scientific FTEs or at such lower level as the parties may mutually agree taking into account the work to be accomplished pursuant to the Research Plan. P&GP will provide funding to support Gene Logic's performance of its obligations under the Research Plan as set forth in Section 9.1(c).

    2.3 Establishment of Link to Research Database. During the 30 days after the Effective Date, the parties shall work together to establish a secure internet link to the


                                          6.

                           CONFIDENTIAL TREATMENT REQUESTED

Research Database at P&GP and Gene Logic will make a representative available at P&GP's facility to assist in such process. In the event that access to the link to the Research Database is disrupted for a period of one working day or more, other than due to the fault of P&GP, then the period during which P&GP shall have access to the Research Database under Section 5.1 shall be commensurately extended for a period equal to the number of full working days during which such access was disrupted.

    2.4    Term of the Research Program.

           (a) Work under the Research Program will commence as of the Effective Date and, unless terminated earlier pursuant to the terms of this Agreement or extended by mutual agreement of the parties, will terminate upon expiration of the Research Term. The parties may extend Stage II of the Research Term for additional [***] periods by mutual written consent. The Research Term may be terminated by P&GP upon expiration of Stage I with six months' prior written notice to Gene Logic, or at any time subsequent to the expiration of Stage I as long as P&GP has provided six months' prior written notice to Gene Logic; provided, however, that both parties shall be obligated to continue all Research Program studies ongoing at the time of such written notice until the effective date of such termination. Upon early termination by P&GP of the Research Term pursuant to the preceding sentence, Gene Logic shall return to P&GP any Samples which have not been analyzed, but shall retain all derivative materials of Samples previously analyzed. Gene Logic shall not be entitled to terminate the Research Term during Stage I so long as P&GP has made all required payments to Gene Logic during Stage I.

           (b)  If the Research Term is terminated by P&GP as provided in
Section 2.4(a), P&GP may elect to recommence the Research Program for [***] additional [***] periods of time (each, an "Additional Research Program
[***]") by notifying Gene Logic of its election at least 90 days prior to either
(i) the first anniversary of the termination of the Research Term or (ii) the expiration of the first Additional Research Program [***], as applicable, subject to P&GP's payment to Gene Logic, at the time such notice is provided, of the amounts set forth in Sections 9.1(b) and 9.1(c) to fund the research to be performed under the Research Program during any such Additional Research Program [***].

    2.5 Selection of Gene Targets. Under the Research Program, the parties will use reasonable efforts consistent with their respective obligations under the Research Plans to identify Gene Products from Samples [***] as potential targets within the Field. P&GP shall select certain of such Gene Products as targets for further development of pharmaceutical and diagnostic products using information obtained from the Research Database created by Gene Logic pursuant to the Research Plan and the application of the Gene Logic Software and other information available to P&GP,

                                          7.

                          CONFIDENTIAL TREATMENT REQUESTED
including, without limitation, through public DNA sequence databases and scientific publications. Any Gene Product identified in the Research Database which P&GP uses in Further Research and Development (as defined below) shall be a "Gene Target." Based upon P&GP's standard, internal research and development criteria, P&GP will, in its sole discretion based upon Utility in Heart Failure, decide whether to commence Further Research and Development with regard to a particular Gene Product. P&GP shall notify Gene Logic in writing prior to using any Gene Target in Further Research and Development and make the payment described in Section 9.3. For purposes of this Agreement, "Further Research and Development" of a Gene Target as (i) a Therapeutic Product will include the [***] of (a) [***] or (b) [***]; (ii) a Protein Product will include the
[***]; and (iii) a Diagnostic Product will include the [***].

    2.6 Selection of Gene Targets Following Termination of Research Term. If P&GP elects to pursue a Gene Target in Further Research and Development within [***] following expiration of the Research Term, P&GP agrees to notify Gene Logic in writing and make the payment described in Section 9.3 prior to using such Gene Target in Further Research and Development. P&GP will be obligated to make the payments set forth in Sections 9.3, 9.4 and 10 with regard to such Gene Target.

    3.     Research Management Committee; Alliance Directors; Dispute
           Resolution.

    3.1 Research Management Committee. Promptly after the Effective Date, P&GP and Gene Logic will each appoint three representatives to a research management committee (the "Research Management Committee" or "RMC"). Attached as Schedule 3.1 is a list of the representatives the parties intend to appoint to the RMC. Brian Chamberlain, Ph.D. will serve as chairman of the RMC for the initial 12 months following the Effective Date. Thereafter, chairmanship will rotate between a P&GP member and a Gene Logic member every 12 months. P&GP will determine the scientific priorities and direction of the work to be performed under the Research Plan, subject to discussion with Gene Logic. The RMC will review, direct and supervise all operational and scientific aspects related to the creation of the Research Database. The duties of the Research Management Committee shall include approving the Research Plans, monitoring the parties' progress under the Research Plans and evaluating the means through which P&GP has access to the Research Database. The Research Management Committee will meet quarterly, or more frequently if mutually agreed, and will alternate sites of meetings between Cincinnati, Ohio and Columbia, Maryland. The RMC will

                                          8.

                         CONFIDENTIAL TREATMENT REQUESTED
otherwise communicate regularly by telephone, facsimile and video conference. Each party recognizes the importance of the Research Management Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the Research Management Committee at any time upon giving written notice to the other party. Any disputes or disagreements within the RMC shall be resolved pursuant to Section 3.4.

    3.2 RMC Meetings. All committees created hereunder may meet by telephone or video conference or in person at such times as are agreeable to the members of each such committee. Attendance at meetings shall be at the respective expense of the participating parties. The chairman of the RMC shall assure that agendas and minutes are prepared for each of its meetings. All actions taken and decisions made by the RMC shall be by unanimous agreement, subject to P&GP's rights to determine scientific priorities pursuant to Section 3.1. If personal attendance is not possible for valid reasons, voting by proxy is permissible.

    3.3 Alliance Directors. Each party shall designate one of its employees as an alliance director ("Alliance Director") for all of the activities contemplated under this Agreement. Such Alliance Directors will be responsible for the day-to-day coordination of the performance of the Research Program and will serve to facilitate communication between the parties with respect thereto. Such Alliance Directors shall be experienced in managing research projects relevant to the Research Program.

    3.4 Dispute Resolution. Disputes or disagreements between the parties arising hereunder will be referred to the Research Management Committee. If the RMC is unable to resolve, after 30 days, a dispute regarding any issue presented to it or arising in it, such dispute will be referred to the Chief Executive Officer of Gene Logic and the Director, Research of P&GP for good faith resolution, for a period of 90 days. If such dispute is not resolved by the end of such 90-day period, then such issue shall be submitted for resolution through arbitration within 30 days after either party requests arbitration, according to the terms set forth in Section 14.

    4.     Patents, Know-How Rights And Inventions.

    4.1 Ownership of Inventions. Except as otherwise set forth herein, ownership of any inventions (whether or not patentable) that are conceived, generated or reduced to practice during the course of the Research Program ("Inventions") shall be determined in accordance with United States laws of inventorship.

    4.2 Rights to Gene Logic Technology, Gene Logic Software and Research Database. Notwithstanding the foregoing, subject to the grant of intellectual property

                                          9.

rights to P&GP under the non-exclusive or exclusive licenses granted under
Section 5, Gene Logic shall be entitled to all rights to the Gene Logic Technology, Gene Logic Software and the Research Database, including, but not limited to, all data and progeny derived from the Samples, all cDNA sequences, partial cDNAs, and their corresponding full length cDNAs, cDNA Sequence Analyses, proteins and applications thereof and information relating thereto, but not including Gene Targets which shall be subject to Section 4.1. P&GP agrees to grant the license set forth in Section 5.2(b) in order to accomplish the foregoing. The filing, prosecution and maintenance of patent(s), copyrights and other proprietary rights directed at the protection of these rights shall be the responsibility of, and at the discretion of, Gene Logic.

    4.3 Rights to Improvements to Gene Logic Technology and Gene Logic Software. Gene Logic Technology and Gene Logic Software shall also include any enhancements or improvements to Gene Logic Technology and Gene Logic Software discovered by either party during the course of the Collaboration. P&GP agrees to grant the license set forth in Section 5.2(c) in order to accomplish the foregoing.

    4.4    Patent Protection.

           (a) Solely Owned Inventions. Subject to Section 4.4(e), any party that solely owns any patentable Invention shall have the right, at its option and expense, to prepare, file and prosecute any patent applications with respect to such Invention and to maintain any patents issued thereon.

           (b) Jointly Owned Inventions. Subject to Section 4.4(e), the parties shall decide which party shall be responsible for preparing, filing and prosecuting any patent applications with respect to any Invention that is owned jointly by the parties (a "Joint Invention") and maintaining any patents issued thereon, using patent counsel reasonably acceptable to the other party; provided that P&GP will be responsible for preparing, filing and prosecuting patent applications with respect to Joint Inventions of Gene Targets and maintaining any patents issued thereon. The parties shall share the out-of-pocket expenses for such preparation, filing and prosecution.

           (c) Cooperation. Each party agrees to cooperate with the party responsible for the preparation and prosecution of all patent applications on Inventions specific to the Field and Joint Inventions pursuant to this
Section 4.4 (the "Responsible Party") and in the maintenance of any patents issued thereon. Such cooperation will include the execution of all documents necessary or desirable for the Responsible Party to fulfill its obligations hereunder.

           (d) Communication Regarding Patent Protection. The Responsible Party will prepare, prosecute and maintain (and shall keep the other party currently

                                         10.

informed of all steps to be taken in such preparation, prosecution and maintenance of) all Patent Rights which claim an Invention or Joint Invention with respect to which it is responsible and shall furnish the other party with copies of such Patent Rights which claim an Invention specific to the Field or Joint Invention and other related correspondence relating thereto with respect to which it is responsible to and from governmental patent agencies or other authorities and permit the other party to offer its comments thereon before the Responsible Party makes a submission to a governmental patent agency or other authority which could materially affect the scope or validity of the patent coverage that may result. The other party shall offer its comments promptly.

           (e) Back-Up Rights. If the Responsible Party with respect to an Invention specific to the Field or any Joint Invention decides to abandon or not to pursue prosecution of any Patent Right which claims such Invention or Joint Invention, it shall permit the other party, at its option and expense, to undertake such obligations. The party not undertaking such actions shall fully cooperate with the other party and shall provide to the other party whatever assignments and other documents that may be needed in connection therewith.

           (f) Reimbursement for Gene Target Patent Expenses. In the event that P&GP selects a Gene Target for Further Research and Development and Gene Logic has incurred patent expenses in connection with such Gene Target, P&GP shall reimburse Gene Logic for reasonable out-of-pocket expenses incurred by Gene Logic for protection of the Gene Target in the Field after the Gene Target is selected for Further Research and Development within 30 days of receipt of an invoice therefor.

    4.5 Infringement by Third Parties. In the event Gene Logic or P&GP becomes aware of any actual or threatened infringement of any Patent Right of either party which claims an Invention or Joint Invention, that party shall promptly notify the other party, and the parties shall (i) promptly discuss how to proceed in connection with such actual or threatened infringement and (ii) use their best efforts in cooperating with each other to terminate such infringement without litigation, as appropriate and commercially reasonable. If either party commences any actions or proceedings (legal or otherwise) pursuant to this Section 4.5, it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal unless commercially reasonable to do so without giving the other party the right to take over the prosecuting party's conduct at such other party's own expense.

    4.6    Allegations of Infringement by Third Parties.

           (a) The parties acknowledge that, in order to exploit the rights contained herein, each party may require licenses under third party patent rights that may be infringed by the use by such party of the rights granted herein and it is hereby agreed that

                                         11.

it shall be the responsibility of the party requiring such license to satisfy itself as to the need for such licenses and, if necessary, to obtain such licenses.

           (b) P&GP shall be solely responsible for any threatened or actual claims for Third Party patent infringement or other Third Party intellectual property right arising out of the manufacture, use, sale or importation of a Product sold by P&GP, its Affiliates or sublicensees. Upon receiving notice of such actual or threatened claims, P&GP shall promptly meet with Gene Logic to discuss the course of action to be taken to resolve or defend any such infringement litigation.

    4.7 Independent Efforts. A party shall not, during the Research Term and any period of time extended pursuant to Section 2.4(b) or Section 5.1, conduct, have conducted or fund any research or discovery activities that are focused primarily within the Field except pursuant to this Agreement without the prior written consent of the other party. Attached hereto as Exhibit A is a listing of research relationships established prior to the Effective Date which, although not primarily focused in the Field, are exempt from the limitations of the preceding sentence. During the Research Term, such Exhibit A shall be updated from time to time as relationships are approved by written consent pursuant to this Section 4.7.

    5.     Licenses.

    5.1 Research Database and Software License to P&GP. Gene Logic hereby grants to P&GP an exclusive, worldwide license to use the Research Database, together with a nonexclusive license to use the Gene Logic Software, in each case solely for research purposes in the Field to identify Gene Targets during the Research Term and for [***] thereafter. P&GP will have no right to sublicense to third parties under such rights; and, except for disclosure to P&GP employees and consultants to the extent permitted under Section 11.3, shall not provide any Gene Logic Technology to any Third Party without prior written consent. P&GP may elect to extend the term of the foregoing exclusive Research Database license and nonexclusive Gene Logic Software license (the "First Research Database Extension Option") for an additional [***] period (the "Extended Term") by providing written notice of such election to Gene Logic at least 90 days prior to the date upon which such exclusive license would otherwise expire and by paying an extension fee to Gene Logic equal to [***] within 10 working days from the effective date of such notice. To the extent that P&GP elects to exercise the First Database Research Option, P&GP may elect to extend the term of the foregoing exclusive Research Database license and nonexclusive Gene Logic Software license (the "Second Research Database Extension Option") for an additional [***] period by providing written notice of such election to Gene Logic at least 90 days prior to expiration of the Extended Term and by paying an extension fee to Gene Logic equal to [***] within 10 working days from the effective date of such notice.

                                         12.

                         CONFIDENTIAL TREATMENT REQUESTED

    5.2    Licenses to Gene Logic.

           (a) P&GP hereby grants to Gene Logic a nonexclusive, perpetual, fully-paid, worldwide license to use and analyze the Samples.

           (b) P&GP hereby grants to Gene Logic an exclusive, perpetual, fully-paid worldwide license under its applicable Patent Rights, Inventions and other intellectual property to any and all rights it may have in the Gene Logic Technology, Gene Logic Software and the Research Database, including, but not limited to, all data and progeny derived from the Samples, all cDNA sequences, partial cDNAs, and their corresponding full length cDNAs, cDNA Sequence Analyses, Gene Targets outside of the Commercialization Field, proteins and applications thereof and information relating to the Gene Logic Technology, Gene Logic Software and the Research Databases, but not including Gene Targets in the Commercialization Field.

           (c) P&GP hereby grants to Gene Logic an exclusive, perpetual, fully-paid worldwide license under its applicable Patent Rights, Inventions and other intellectual property to any enhancements or improvements to the Gene Logic Technology and Gene Logic Software discovered by P&GP during the course of the Collaboration, including, without limitation, any discoveries and Inventions related to the function of Gene Targets outside of the Commercialization Field included in the Research Database, but not including Gene Targets in the Commercialization Field.

    5.3 Gene Target License to P&GP. Subject to the terms and conditions of this Agreement, Gene Logic hereby grants and agrees to grant to P&GP an exclusive, worldwide license under Gene Logic's Patent Rights, if any, to use each Gene Target for which P&GP has paid the fee described in Section 9.3 to develop, make, have made, use, import, offer for sale and sell (with the right to sublicense) Products for use in the Commercialization Field.

    5.4 P&GP [***]. Gene Logic grants to P&GP, upon the request of P&GP, [***] to be negotiated in good faith by the parties during the [***] period following such request by P&GP; provided, however, that the foregoing shall not apply to [***]. In the event the parties are unable to reach agreement on [***] within such [***] or to [***] within [***] following the mutual request by P&GP, the parties shall have no further obligation under this Section 5.4 with respect to [***].

                                         13.

                           CONFIDENTIAL TREATMENT REQUESTED

    5.5 Gene Logic [***]. P&GP shall provide at least [***] prior written notice of its intent to [***]. P&GP grants to Gene Logic [***] to be negotiated in good faith by the parties. Gene Logic may [***] upon written notice to P&GP within [***] after receipt of notice from P&GP. In the event the parties are unable to reach agreement on [***] within a [***] period following the notice by Gene Logic or [***] within [***] following the notice by Gene Logic, the parties shall have no further obligation under this
Section 5.5 with respect to [***].

    6.     Diligence and Gene Target License Termination.

    6.1    Diligence.

           (a) Gene Logic shall use commercially reasonable and diligent efforts, consistent with the Research Plan and milestones thereof, to perform analysis of the Samples utilizing the Gene Logic Technology. For purposes of this Agreement, "commercially reasonable and diligent efforts" will mean, unless the parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other research efforts and to products of similar scientific and commercial potential within such party's relevant research programs and product lines.

           (b) P&GP shall use commercially reasonable and diligent efforts to conduct active, ongoing research activities utilizing the Research Database.

           (c) Without limiting the foregoing, P&GP (or its Affiliates or sublicensees) shall use commercially reasonable and diligent efforts to evaluate the Gene Targets and to develop and commercialize Products in the Commercialization Field. P&GP (or its Affiliates or sublicensees) shall be deemed to have used commercially reasonable and diligent efforts with regard to the Gene Targets if it is actively engaged in a development process of one or more Gene Targets in at least one of the following activities: (i) [***];
(ii) [***]; or (iii) [***].  Gene Logic may provide [***] written notice to
P&GP if in its opinion, P&GP is not using commercially reasonable and diligent efforts with

                                         14.

                         CONFIDENTIAL TREATMENT REQUESTED
regard to the Gene Targets, whereupon the Alliance Directors shall meet within said [***] period to determine what actions, if any, are necessary or appropriate to rectify the situation. Upon recommendation by the Alliance Directors, P&GP shall use commercially reasonable and diligent efforts to take such recommended actions within [***] after receipt of said recommendation.
In the event that, in the determination of Gene Logic, P&GP has not taken steps to accomplish such actions recommended by the Alliance Directors within such [***] period, the parties agree to hold a meeting, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute. If, within [***] after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, then such dispute shall be submitted for resolution through arbitration, according to the terms set forth in Section 14. In the event that such arbitration results in a determination that P&GP did not use commercially reasonable and diligent efforts with regard to Gene Targets, then (i) Gene Logic shall be entitled to terminate the exclusive license granted pursuant to Section 5.3 with respect to such Gene Target, on a worldwide basis, and (ii) P&GP shall automatically grant to Gene Logic an exclusive, perpetual, fully-paid worldwide license under its applicable Patent Rights, Inventions and other intellectual property to any and all rights it may have in the Gene Targets in the Commercialization Field.

           (d) In addition, in the event that P&GP elects not to pursue exploitation of any Gene Target or development or commercialization of any Product subject to this Agreement for any reason, P&GP shall promptly notify Gene Logic thereof, and, upon such notice, (i) the exclusive license granted pursuant to Section 5.3 with respect to such Gene Target on a worldwide basis will be terminated, and (ii) P&GP shall automatically grant to Gene Logic an exclusive, perpetual, fully-paid worldwide license under its applicable Patent Rights, Inventions and other intellectual property to any and all rights it may have in the Gene Target in the Field. In the event P&GP automatically grants the license described in this Section 6.1(d)(ii), the parties shall negotiate a commercially reasonable royalty rate to be paid by Gene Logic based upon the value of P&GP's Patent Rights covering such Gene Target.

    7.     Reporting Obligations.

    7.1 Information and Reports Concerning the Research Program. All information, technology or inventions specific to the Field made by either party in the course of the Research Program will be promptly disclosed to the other, with significant discoveries or advances being communicated as soon as practicable after such information is obtained or its significance is appreciated. The RMC shall produce a written report at least quarterly presenting a meaningful summary of the activities performed under this Agreement; including, without limitation, a summary of the number of Samples analyzed and consideration of Gene Logic's performance compared to the milestones set forth in the Promissory Note issued by Gene Logic pursuant to
Section 9.2.

                                         15.

                         CONFIDENTIAL TREATMENT REQUESTED

    7.2 Diligence Reports. P&GP hereby agrees to keep Gene Logic informed on a reasonable basis of its efforts to select Gene Targets and to develop Products in the Commercialization Field, and to provide written reports to Gene Logic on a semi-annual basis (the "Diligence Reports"). The Diligence Reports shall provide, as applicable, the following information: (i) a listing of the Gene Products which P&GP has identified as prospects for Further Research and Development, (ii) P&GP's progress toward selection of particular Gene Products for Further Research and Development, (iii) P&GP's plans for Further Research and Development with regard to selected Gene Targets, and (iv) P&GP's progress in screening, pre-clinical or clinical development for Gene Targets.

    8.     Collaboration Expansion Options.

    From the Effective Date and prior to the completion of Stage I (the "Expansion Option Period"), P&GP shall have options to enter collaborations with Gene Logic in the areas of [***] (the "[***] Option") and [***] (the "[***] Option"), upon the same terms and conditions contained in this Agreement, including the research funding, milestone payments and royalty provisions set forth in Sections 9 and 10 and in the aggregate commensurate with the research and development funding of Gene Logic by P&GP in the [***] this Agreement. In addition, P&GP shall have the option to extend for one year the term of the Expansion Option Period for the [***] Option or the [***] Option with payment of [***] for each option extended. In the event that P&GP does not exercise the [***] Option or the [***] Option prior to the expiration of the applicable Expansion Option Period, then Gene Logic shall thereafter be free to grant rights to a Third Party in the areas of [***] or [***], as applicable.
In the event P&GP does exercise the [***] Option or the [***] Option, the parties will enter an agreement with terms consistent with the requirements of this Section 8 in the areas of [***] or [***], as applicable.

    9.     Payments and Royalties.

    9.1    Payments to Gene Logic.
           (a) P&GP shall pay Gene Logic $3,000,000 within five business days of the Effective Date in connection with the licenses granted under this Agreement and to defray research costs associated with the Research Plans during Stage I, including, but not limited to, creating the Research Database, analyzing Samples pursuant to the Research Plans and development of Gene
Logic Technology and upgrades thereof during the Research Term.

                                         16.

                         CONFIDENTIAL TREATMENT REQUESTED

           (b) P&GP shall pay Gene Logic [***] upon the commencement of Stage II and on each anniversary of the commencement of Stage II in connection with the licenses granted under this Agreement and to defray research costs associated with the Research Plans during Stage II, including, but not limited to, creating the Research Database, analyzing Samples pursuant to the Research Plans and development of Gene Logic Technology and upgrades thereof during the Research Term. If Stage II of the Research Program ends on an anniversary of the commencement of Stage II (or within one day thereof) then no [***] payment shall be due on such anniversary.

           (c) During Stage II, P&GP shall provide Gene Logic with financial support for the Research Program for Gene Logic's Scientific FTEs at a rate of [***] for 1997 per Scientific FTE. The FTE payment rate payable pursuant to this Section 9.1(c) shall be reevaluated annually and adjusted in proportion to the percentage increase for the prior year in the Consumer Price Index of all urban consumers as provided by the U.S. Bureau of Labor Statistics. The number of Scientific FTEs for each year of Stage II will be set forth in the applicable Research Plan; provided that such research funding shall not support fewer than [***] Scientific FTEs ([***] for 1997) in any one year period commencing with the start of Phase II or any anniversary thereof (each, a "Program Year") or at such lower level as the parties may mutually agree taking into account the work to be accomplished pursuant to the Research Plan.

           (d) The research funding to be provided pursuant to Section 9.1(c) shall be made in four quarterly payments during each Program Year. Such payments shall be payable in arrears and shall be made within 30 days from the receipt of an invoice therefor.

    9.2 Technology Access Payment to P&GP. On the Effective Date, Gene Logic shall execute a Promissory Note payable to P&GP in the amount of $2,000,000, in the form attached as Exhibit B. Except as expressly provided in the Promissory Note, P&GP shall not be entitled to offset any amount owed by Gene Logic under such Promissory Note against any payment owed by P&GP to Gene Logic hereunder.

    9.3    Gene Target Fees.  P&GP shall pay [***] to Gene Logic for each
Gene Target which P&GP selects for Further Research and Development pursuant to
Section 2.5 within 30 days following notification thereof.

    9.4 Royalties Payable by P&GP. P&GP will pay Gene Logic royalties at the following rates on Net Sales of each Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement.

                                         17.

                         CONFIDENTIAL TREATMENT REQUESTED

                                                      Therapeutic     Protein
Annual Worldwide Net Sales                              Product       Product
---------------------------                           ------------    --------

[***].............................................         [***]         [***]

[***].............................................         [***]         [***]

[***].............................................         [***]         [***]

[***].............................................         [***]         [***]

     P&GP shall pay Gene Logic a [***] royalty on annual Net Sales of each Diagnostic Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement.

    Net Sales shall be calculated on a calendar year basis. A sample royalty calculation is set forth on Schedule 9.4.

    P&GP shall remain responsible for all royalty payments payable to Gene Logic pursuant to this Section 9 whether P&GP or its Affiliates or sublicensees generate Net Sales.

    In the event that P&GP obtains a license under any third party patent rights to a Gene Target required to make, have made, use, sell, offer to sell or import any Protein Product or Biological Therapeutic Product, the royalty payable to Gene Logic under this Section 9.4 for any payment period will be reduced by an amount equal to [***] of royalties actually paid by P&GP to such third party for such period; provided that, in no event shall the royalty payable to Gene Logic be reduced to less than [***] of the applicable royalty rate set forth above for such period.

    Royalties shall be payable on all Net Sales of any Product for the period of time commencing on the date such Product is first sold commercially in any country and ending, on a country-by-country basis, upon the later of (a) [***] from the date of such first commercial sale of such Product in such country, or (b) the expiration of the last to expire of P&GP's Patent Rights covering such Product in such country; provided that, if there are multiple Products derived from a single Gene Target, then the maximum amount of time that royalties will be payable upon Products will be [***] from the date of [***].

    9.5 Currency of Payment. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by Gene Logic. All amounts payable by P&GP to Gene Logic pursuant to this Section 9 shall be non-refundable and non-creditable against any other payments due under this Agreement (except as expressly provided in the Promissory Note executed pursuant to Section 9.2). Royalties shall be determined based on Net Sales in the currency of the country in which they are earned converted to its equivalent in United States currency. The buying rates involved for the currency of the United States into which the currencies involved are being exchanged shall be the one quoted by The Wall Street Journal (or if not available, by Citibank (or its successor in interest) in New York, New York) at the

                                         18.

                         CONFIDENTIAL TREATMENT REQUESTED
close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

    9.6 Payment and Reporting. All amounts payable by P&GP to Gene Logic pursuant to this Section 9 shall be made by wire transfer pursuant to the instructions set forth on Schedule 9.6. By March 1 of each calendar year, P&GP will communicate to Gene Logic a forecast of Net Sales for each Product to be sold pursuant to this Agreement in a given calendar year on a country-by-country basis, including a calculation of the royalty amount payable for each Product using such forecast (the "Forecast Royalty Amount") starting the quarter in which the first commercial sale is made for such Product. Gene Logic will issue an invoice to P&GP on the first day of the months of April, July and October for an amount equal to 25% of the Forecast Royalty Amount, payable within 30 days after the date of such invoice. Within 30 days after the end of each calendar year, P&GP will communicate to Gene Logic the actual Net Sales for the Products sold pursuant to this Agreement for such calendar year, including a calculation of the royalty amount payable on such actual Net Sales (the "Actual Royalty Amount"). Gene Logic will promptly issue either an invoice to P&GP for the amount, if any, by which the Actual Royalty Amount exceeds all royalty payments already made for such calendar year, payable within 30 days after the date of such invoice or a credit to be applied to the next quarter if an overpayment has occurred.
    9.7 Records and Audits. P&GP shall keep complete and accurate records pertaining to the sale or other disposition of Products sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement in sufficient detail to permit Gene Logic to confirm the accuracy of all payments due hereunder. Gene Logic shall have the right to cause an independent, certified public accountant reasonably acceptable to P&GP to audit such records and audit work pages as presented by Deloitte & Touche to confirm Net Sales and royalty and other payments for the preceding year. Such audits may be exercised during normal business hours once a year upon at least 30 working days prior written notice to P&GP. Gene Logic shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the Net Sales or royalties or other payments due under this Agreement. In such case, P&GP shall bear the full cost of such audit and Gene Logic shall have the right to audit all prior years not previously audited, limited to the 3 previous years.

    10.    Milestones.

    10.1 Milestones for Therapeutic Products and Protein Products. P&GP shall pay Gene Logic the following amounts with respect to each Therapeutic Product and each Protein Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement with respect to which each stated milestone is achieved, within 30 days following the achievement of such milestone:

                                         19.

          (a) [***] (subject to the limitations
              set forth below)...................................  [***]

          (b) [***]..............................................  [***]

          (c) [***]..............................................  [***]

          (d) [***]..............................................  [***]

    With regard to amounts payable pursuant to Section 10.1(a), P&GP will not be obligated to pay Gene Logic additional [***] milestone payments for subsequent [***].

    10.2 Milestones for Diagnostic Products. P&GP shall pay Gene Logic the following amounts with respect to each Diagnostic Product sold by P&GP, its Affiliates and sublicensees pursuant to this Agreement with respect to which each stated milestone is achieved, within 30 days following the achievement of such milestone:

         (a)  [***]                                                [***]

         (b)  [***]                                                [***]

    10.3 Payment of Milestones. Milestone payments made under this section shall be non-refundable and non-creditable against any other payments due under this Agreement. All such payments shall be made by wire transfer pursuant to the instructions set forth on Schedule 9.6. Milestone payments made under this section shall fund in substantial part the research costs associated with this Agreement.

11. Confidentiality and Security.

    11.1 Security of Research Database.

         (a) The parties agree that the following additional terms and conditions apply to the information and data contained in or derived from the Research Database that is disclosed under the provisions of this Agreement:

              (i) P&GP may use the Research Database only for its own internal use in secure work facilities by authorized personnel and shall not make any copies of the Research Database.

                                         20.

                         CONFIDENTIAL TREATMENT REQUESTED

              (ii) P&GP will be provided with access to the Research Database only through a secure, encrypted link to Gene Logic's computer system.

              (iii) P&GP will promptly notify Gene Logic of any (i) loss, theft or unauthorized disclosure of information or data derived from the Research Database and (ii) unauthorized access to the Research Database.

              (iv)  Upon termination of the Research Program as provided in
Section 2.5, P&GP shall immediately discontinue use of the Research Database and of any information or data derived from the Research Database (except for Gene Targets that are the subject of exclusive licenses as set forth in
Section 5.3), and P&GP shall cooperate with Gene Logic to terminate the encrypted link to Gene Logic's computer system.

    11.2 Confidentiality.

         (a) Except as specifically permitted hereunder (including without limitation all rights granted under Section 5), each party hereby agrees to hold in confidence and not use on behalf of itself or others all technology, data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies, know-how and trade secrets provided by the other party (the "Disclosing Party") from the date of that certain confidentiality agreement between the parties dated February 27, 1997 and through the end of the Agreement Term (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

              (i) information that is or becomes part of the public domain through no fault of the non-Disclosing Party or its Affiliates;

              (ii) information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

              (iii) information that is known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records;

              (iv) information that is required to be disclosed to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure; and

                                         21.

              (v) information which has been independently developed by the non-Disclosing Party without the aid or use of Confidential Information as shown by competent written evidence.

         (b) The obligations of this Section 11.2 shall survive the expiration or termination of this Agreement for a period of 10 years.

    11.3 Permitted Disclosures. Confidential Information may be disclosed to employees, agents, consultants or sublicensees of the non-Disclosing Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the non-Disclosing Party obtains prior agreement from its employees, agents, consultants and sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants or sublicensees do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such party either (i) upon the written consent of the other party or (ii) if the disclosing party obtains a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Section 11.

    11.4 Publicity. All publicity, press releases and other announcements relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both parties, which approval shall not be unreasonably withheld; provided, however, that either party may (i) publicize the existence and general subject matter of this Agreement consistent with previous press releases and statements without the other party's approval and (ii) disclose the terms of this Agreement only to the extent required to comply with applicable securities laws.

     11.5 Publication. The parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, prior to any public disclosure of such results, the party proposing disclosure shall send the other party a copy of the information to be disclosed, and shall allow the other party 30 days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing party. The party proposing disclosure shall be free to proceed with the disclosure unless prior to the expiration of such 30-day period the non-disclosing party

                                         22.

notifies the other party that the disclosure contains subject matter for which patent protection should be sought or Confidential Information of the non-disclosing party, and the party proposing publication shall then delay public disclosure of the information for an additional period of up to three months to permit the preparation and filing of a patent application on the subject matter to be disclosed or for the parties to determine a mutually acceptable modification to such publication to protect the Confidential Information of the non-disclosing party adequately. The party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.

12. Representations And Warranties.

    12.1 Legal Authority. Each party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

    12.2 Valid Licenses.   P&GP represents and warrants that (i) it has
authority to grant the rights and licenses set forth in this Agreement with respect to the Samples and all derivative materials of such Samples and (ii) to the best of P&GP's knowledge, Gene Logic shall have free and clear right to all derivative materials of such Samples. Gene Logic represents and warrants that it has authority to grant the rights and licenses set forth in this Agreement.

    12.3 No Conflicts. Each party represents and warrants that as of the date of this Agreement it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

    12.4 Disclaimer. Except as expressly set forth in this Agreement, EACH PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INFORMATION, MATERIALS, SOFTWARE AND OTHER TECHNOLOGY PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY. NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND AS TO THE PATENTABILITY OF ANY DISCOVERY MADE OR TECHNOLOGY DEVELOPED UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT THIS AGREEMENT PROVIDES FOR AN INNOVATIVE PROGRAM UTILIZING NEW TECHNOLOGIES AND THAT NO

                                         23.

WARRANTY IS MADE AS TO THE UTILITY OF ANY INFORMATION, MATERIALS, SOFTWARE OR OTHER TECHNOLOGY PROVIDED HEREUNDER.

13. Term; termination.

    13.1 Term. The term of this Agreement shall commence upon the Effective Date and shall expire upon the expiration of all royalty obligations set forth in Section 9.

    13.2 Termination for Breach.

         (a) Breach by Gene Logic. If Gene Logic breaches a material term of this Agreement at any time, and has not cured such breach within 60 days after written notice thereof from P&GP, then P&GP shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate except as set forth in Section 15.11 and subject to the following: (i) the licenses granted to P&GP under Section 5 shall remain in full force and effect for so long as P&GP is not in breach of its obligations to Gene Logic under this Agreement, (ii) the license granted to Gene Logic under Section 5.2(a) shall remain in full force and effect, (iii) the licenses granted to Gene Logic under Sections 5.2(b) and 5.2(c) shall terminate, (iv) the right of first negotiation granted to Gene Logic pursuant to Section 5.5 shall terminate and (v) Gene Logic shall return to P&GP all Confidential Information of P&GP.

         (b) Breach by P&GP. If P&GP breaches a material term of this Agreement at any time, and has not cured such breach within 60 days (or within 15 days in the event of a material breach by P&GP of its obligations to make any payments due pursuant to Sections 9 and 10) after written notice thereof from Gene Logic, then Gene Logic shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate except as set forth in Section 15.11 and subject to the following: (i) the licenses granted to Gene Logic under Section 5 shall remain in full force and effect,
(ii) the option to recommence the Research Program pursuant to Section 2.4(b) shall terminate, (iii) the license granted to P&GP pursuant to Section 5.1 shall terminate (including all options to extend such license), (iv) the license granted to P&GP pursuant to Section 5.3 shall terminate (v) the right of first negotiation granted to P&GP pursuant to Section 5.4 shall terminate,
(vi) the [***] Option and the [***] Option granted pursuant to Section 8 shall terminate, and (vii) P&GP shall return to Gene Logic all Confidential Information of Gene Logic. In the event of an uncured material breach by P&GP of its obligations to pay any royalties due and owing with respect to a Product pursuant to Section 9, if Gene Logic terminates the licenses it has granted to P&GP pursuant to Section 5 in respect of such Product, at Gene Logic's request, P&GP shall grant to Gene Logic an exclusive (even as to P&GP) worldwide license (with the right to

                                         24.

                         CONFIDENTIAL TREATMENT REQUESTED
sublicense) to such Product, to the extent necessary to make, use or sell such Product subject to payment of a royalty to P&GP on Net Sales of such Product (the parties shall negotiate a commercially reasonable royalty rate to be paid by Gene Logic based upon the value of P&GP's Patent Rights covering such Product), and shall further assign to Gene Logic all Regulatory Approvals (to the extent permitted by law) in such countries.

         (c) If a dispute arises between the parties relating to the grounds for the termination under this Section 13.2, the parties agree to hold a meeting, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute. If, within 30 days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, then such dispute shall be submitted for resolution through arbitration, according to the terms set forth in Section 14.

    13.3 Effect of Bankruptcy. If, during the Research Term, either party files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the Research Term and the entirety of this Agreement may be immediately terminated by the other party. In addition, in the event that Gene Logic files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the parties hereby acknowledge and agree that P&GP will have right of access to the Research Database consistent with the terms of this Agreement for purposes of 11 U.S.C. Section 365(n).

    13.4 Remedies. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each party shall have all other rights and remedies at law or equity to enforce this Agreement.

14. Arbitration.

    14.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement, excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association.

    14.2 Upon request by either party, arbitration will be by a panel of three arbitrators within 30 days of such arbitration request. Each party shall select one arbitrator and the third shall be mutually agreed upon in writing by both parties. In any such arbitration, Gene Logic and P&GP shall select a panel with relevant experience in

                                         25.

the pharmaceutical industry. Judgment upon the award rendered by the panel shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

    14.3 The parties shall be entitled to all discovery in like manner as if the arbitration were a civil suit in the Delaware Superior Court.

    14.4 Any arbitration shall be held in Wilmington, Delaware unless the parties hereto mutually agree in writing to another place.

15. General Provisions.

    15.1 Mutual Indemnification. Each party agrees to defend, indemnify and hold harmless the other party and its Affiliates, employees, agents, officers, directors and permitted from and against any judgments, settlements, damages, awards, costs (including attorneys' fees and costs) and other expenses arising out of any claims, actions or other proceedings by a third party (collectively a "Claim") arising out of or resulting from the development, manufacture, use, promotion, marketing, handling, storage or sale of any Product, except to the extent that such Claim arises out of or results from the negligence or misconduct of the party claiming a right of indemnification under this Section 15.1. In the event either party seeks indemnification under this Section 15.1, it shall inform the other party of a Claim as soon as reasonably practicable after it receives notice of the Claim, shall permit the other party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other party) in the defense of the Claim. The obligations set forth in this section shall survive the expiration or termination of this Agreement.

    15.2 Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except a party may make such an assignment without the other party's consent to Affiliates or to a successor to substantially all of the pharmaceutical business of such party, whether in merger, sale of stock, sale of assets or other transaction; provided, however, that in the event of such transaction no intellectual property rights of any Affiliate or Third Party that is an acquiring party shall be included in the technology licensed hereunder. This Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives and assigns.

    15.3 Change of Control.

         (a)  In the event of a Change in Control, as that term is defined in
Section 15.3(b), of one party under this Agreement (the "Acquired Company") [***], then the Acquired Company shall notify the other party of any such Change of Control as [***] be

                                         26.

                         CONFIDENTIAL TREATMENT REQUESTED

[***].  In the event that the Acquired Company is [***] that (i) [***] or
(ii) [***] then the [***] within [***] after receipt of the [***] that the [***]. Within [***] after receipt of the [***]. In addition, in the event that [***].

         (b) For purposes of this Agreement, a "Change in Control" of a company shall be deemed to have occurred in the event of (i) [***] (ii) [***] or (iii) [***]. Notwithstanding the foregoing, [***].

         (c) The "Change of Control Fee" shall be determined as follows: As of the date of [***] the parties shall determine (i) the [***], and (ii) the [***]. The [***] shall be calculated by [***] and [***].

    15.4 Non-Waiver. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                                         27.

                         CONFIDENTIAL TREATMENT REQUESTED

    15.5 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware other than those provisions governing conflicts of law.

    15.6 Partial Invalidity. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

    15.7 Notice. Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered, (ii) delivered by a nationally recognized overnight courier, (iii) delivered by certified mail, postage prepaid, return receipt requested or
(iv) delivered via facsimile, with receipt confirmed, to the party at the address set forth below for such party:

     To P&GP:                               To Gene Logic:

     8700 Mason-Montgomery Road             10150 Old Columbia Road
     Mason, Ohio  45040                     Columbia, Maryland  21046
     Attn:  Director, Research P&GP
     Phone:  (513) 622-3067                 Phone:  (410) 309-3100
     Fax:  (513) 622-1264                   Fax:  (410) 309-3111

     with a copy to:                        with a copy to:

     Legal Department                       Frederick T. Muto, Esq.
     8700 Mason-Montgomery Road             Cooley Godward LLP
     Mason, Ohio  45040                     4365 Executive Drive, Suite 1100
                                            San Diego, CA  92121
     Phone:  (513) 622-3950                 Phone:  (619) 550-6000
     Fax:  (513) 622-0270                   Fax:  (619) 453-3555

or to such other address as to which the party has given written notice thereof. Such notices shall be deemed given upon receipt.

    15.8 Headings. The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

                                         28.

    15.9 No Implied Licenses or Warranties. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Neither party warrants that (i) the Research Program shall achieve any of the research objectives contemplated by them or (ii) any clinical or other studies will be successful.

    15.10 Force Majeure. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and labor lockouts; provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

    15.11 Survival.  Sections 4.1, 4.2, 4.3, 5.2, 11.2, 12, 13.2 (including the provisions described therein that are contemplated to continue following termination), 14, 15.1, 15.5 and 15.11 shall survive the termination or expiration of this Agreement.

    15.12 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the parties relating to the subject matter hereof.

    15.13 Amendments. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

    15.14 Independent Contractors. It is understood that both parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither party hereto is to be considered the agent or partner of the other party for any purpose whatsoever. Neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

                                         29.

    15.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Gene Logic inc.                        Procter & Gamble
                                       Pharmaceuticals, Inc.



By: /s/ Michael J. Brennan             By: /s/ G. G. Cloyd
    ------------------------------         ----------------------------------

Name: Michael J. Brennan               Name: G.G. Cloyd
    ------------------------------           --------------------------------

Title: President and CEO               Title: President
       ---------------------------            -------------------------------

                                         30.

                                      EXHIBIT A

                                 Independent Efforts


[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

                             CONFIDENTIAL TREATMENT REQUESTED

                                     Schedule 3.1
                                 RMC Representatives


Gene Logic Inc.
---------------

     Keith O. Elliston, Ph.D.
     Eric M. Eastman, Ph.D.
     Mark D. Gessler

Proctor & Gamble Pharmaceuticals, Inc.
--------------------------------------

     Brian Chamberlain, Ph.D.
     Richard Kawamoto, Ph.D.
     Claus Doersen, Ph.D.

                                     Schedule 9.4
                              Sample Royalty Calculation


Example
-------

The forecast for Net Sales of Therapeutic Product A in calendar year 2005 is [***]. The calculation for the royalty is as follows:

     [***]
     [***]
     [***]
     [***]
                    ------
     TOTAL          [***]

Gene Logic invoices P&GP for [***] on April 1, July 1 and October 1 of year
2005.

The actual Net Sales of Therapeutic Product A in calendar year 2005 are [***]. The calculation for the royalty is as follows:

     [***]
     [***]
     [***]
     [***]
                    ------
     TOTAL          [***]

Gene Logic invoices P&GP for [***].

                                  CONFIDENTIAL TREATMENT REQUESTED

                                     Schedule 9.6
                          Wire Transfer Payment Instructions


     [***]
     [***]
     [***]
     [***]
     [***]
     [***]


                                  CONFIDENTIAL TREATMENT REQUESTED